EXHIBIT 16.1

                                             BDO Seidman, LLP
                                          100 S.E. Second Street
                                                Suite 2200
                                           Miami, Florida 33131






March 5, 1996



Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C.  20549

Dear Sirs/Madams:

We have been furnished with a copy of the response to Item 4 of Form 8-K for the event that occurred on January 4, 1996, to be filed by our former client, Oak Tree Medical Systems, Inc. We agree with the statements made in response to that item insofar as they relate to our firm.

Yours truly,

/s/ BDO Seidman, LLP

BDO Seidman, LLP